Exhibit 99.3

AVALON GLOBOCARE CORP.

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

June 30, 2017

(Unaudited)

AVALON GLOBOCARE CORP.

INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

June 30, 2017

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AVALON GLOBOCARE CORP.

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements

June 30, 2017

In July 2017, Avalon GloboCare Corp. (the “Company”) formed GenExosome Technologies Inc., a Nevada corporation (“GenExosome”). On September 29, 2017, Dr. David K. Jin was appointed as the sole director and as the Chief Executive Officer, Chief Medical Officer and President, Meng Li was appointed as Chief Operating Officer and Secretary and Luisa Ingargiola was appointed as Chief Financial Officer. On October 25, 2017, GenExosome and the Company entered into a Securities Purchase Agreement pursuant to which the Company acquired 600 shares of GenExosome in consideration of $1,326,087 and 500,000 shares of common stock of the Company. The Company is required to pay $876,087 of the cash purchase price by November 24, 2017 and $450,000 of the cash purchase price by December 24, 2017. In addition, the Company is required to deliver the 500,000 shares of its common stock no later than November 24, 2017.

On October 25, 2017, GenExosome entered into and closed an Asset Purchase Agreement with Yu Zhou, MD, PhD, pursuant to which the Company acquired all assets, including all intellectual property, held by Dr. Zhou pertaining to the business of researching, developing and commercializing exosome technologies including, but not limited to, patent application number CN 2016 1 0675107.5 (application of an Exosomal MicroRNA in plasma as biomaker to diagnosis liver cancer), patent application number CN 2016 1 0675110.7 (clinical application of circulating exosome carried miRNA-33b in the diagnosis of liver cancer), patent application number CN 2017 1 0330847.X (saliva exosome based methods and composition for the diagnosis, staging and prognosis of oral cancer) and patent application number CN 2017 1 0330835.7 (a novel exosome-based therapeutics against proliferative oral diseases). In consideration of the assets, GenExosome agreed to pay Dr. Zhou $876,087 in cash no later than November 24, 2017, transfer 500,000 shares of common stock of the Company to Dr. Zhou no later than November 24, 2017 and issue Dr. Zhou 400 shares of common stock of GenExosome no later than November 24, 2017. As a result of the above transactions, the Company holds 60% of GenExosome and Dr. Zhou holds 40% of GenExosome.

On October 25, 2017, GenExosome entered into and closed a Stock Purchase Agreement with Beijing Jieteng (GenExosome) Biotech Co. Ltd., a corporation incorporated in the People’s Republic of China (“Beijing GenExosome”) and Dr. Zhou, the sole shareholder of Beijing GenExosome, pursuant to which GenExosome acquired all of the issued and outstanding securities of Beijing GenExosome in consideration of a cash payment in the amount of $450,000, which shall be paid upon Beijing GenExosome recording the change in ownership with the Ministry of Commerce of the People’s Republic of China in accordance with the Interim Measures for Record Management regarding the Establishment and Change of Foreign-invested Enterprises (revised).

The following unaudited pro forma condensed combined financial statements are presented to illustrate the pro forma effects of our having entered into and closed an acquisition with GenExosome, hence consummation of the acquisition. We have derived our historical financial data as of June 30, 2017, for the three and six months ended June 30, 2017 and for the year ended December 31, 2016 from our financial statements contained on Form 10-Q and Form 10-K, respectively, as filed with the Securities and Exchange Commission.   We have derived Beijing GenExosome historical financial statements as of June 30, 2017, for the three and six months ended June 30, 2017, and for the year ended December 31, 2016 from Beijing GenExosome financial statements contained elsewhere in this Form 8-K/A. Currently, Beijing GenExosome engages in contract services through performing development services for hospitals and sales of related products developed to hospitals.

The unaudited pro forma condensed combined statement of operations and comprehensive loss for the three and six months ended June 30, 2017 assumes that the acquisition consummated on such period. The unaudited pro forma condensed combined balance sheet as of June 30, 2017 assumes the acquisition consummated on such period. The unaudited pro forma condensed combined statement of operations and comprehensive (loss)/income for the year ended December 31, 2016 assumes that the acquisition consummated on such period.

The information presented in the unaudited pro forma condensed combined financial statements does not purport to represent what our financial position or results of operations would have been had the acquisition, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the acquisition.

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The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. These unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of Avalon GloboCare Corp. and Beijing GenExosome.

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AVALON GLOBOCARE CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2017

	Avalon	Beijing Jieteng
	GloboCare Corp.	(GenExosome)
	and Subsidiaries	Biotech Co., Ltd.
	June 30,	June 30,	Pro Forma Adjustments		Pro Forma
	2017	2017	Dr.	Cr.	Balances

ASSETS

CURRENT ASSETS:
Cash	$381,954	$90,468	$—	$450,000	$22,422
Accounts receivable - related parties, net of allowance for doubtful accounts	235,163	—	—	—	235,163
Tenants receivable, net of allowance for doubtful accounts	25,433	—	—	—	25,433
Inventories	—	350	—	—	350
Prepaid expenses and other	28,485	5,160	—	—	33,645
Security deposit	—	738	—	—	738

Total Current Assets	671,035	96,716	—	450,000	317,751

OTHER ASSETS:
Security deposit - non-current portion	30,204	—	—	—	30,204
Property, plant and equipment, net	27,245	3,474	—	—	30,719
Investment in real estate, net	7,675,628	—	—	—	7,675,628
Intangible assets	—	—	1,376,087	—	1,376,087
Goodwill	—	—	393,566	—	393,566

Total Other Assets	7,733,077	3,474	1,769,653	—	9,506,204

Total Assets	$8,404,112	$100,190	$1,769,653	$450,000	$9,823,955

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$22,646	$—	$—	$—	$22,646
Accrued liabilities and other payables	169,085	2,746	—	—	171,831
Accrued liabilities and other payables - related parties	40,923	—	—	—	40,923
Deferred rental income	4,178	—	—	—	4,178
Loan payable	2,100,000	—	—	—	2,100,000
Income taxes payable	—	3,388	—	—	3,388
VAT and other taxes payable	7,649	—	—	—	7,649
Tenants’ security deposit	92,288	—	—	—	92,288
Due to related parties	166,650	—	—	876,087	1,042,737
Refundable deposit	3,000,000	—	—	—	3,000,000

Total Current Liabilities	5,603,419	6,134	—	876,087	6,485,640

Commitments and Contingencies

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding at June 30, 2017	—	—	—	—	—
Common stock, $0.0001 par value; 490,000,000 shares authorized; 64,628,622 and 65,128,622 pro forma shares issued and outstanding at June 30, 2017, respectively	6,463	—	—	50	6,513
Additional paid-in capital	3,947,554	—	—	499,950	4,447,504
Registered paid-in capital	—	462,543	462,543	—	—
Due from founders in connection with registered paid-in capital	—	(385,137)	—	385,137	—
(Accumulated deficit)/Retained earnings	(1,033,210)	17,457	17,457	—	(1,033,210)
Statutory reserve	6,578	4,064	4,064	—	6,578
Accumulated other comprehensive loss - foreign currency translation adjustment	(126,692)	(4,871)	—	4,871	(126,692)
Total Avalon GloboCare Corp. Stockholders’ Equity	2,800,693	94,056	484,064	890,008	3,300,693
Non-controlling interest	—	—	—	37,622	37,622

Total Stockholders’ Equity	2,800,693	94,056	484,064	927,630	3,338,315

Total Liabilities and Stockholders’ Equity	$8,404,112	$100,190	$484,064	$1,803,717	$9,823,955

See accompanying notes to unaudited pro forma condensed combined financial statements.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Avalon	Beijing Jieteng		Avalon	Beijing Jieteng
	GloboCare Corp.	(GenExosome)		GloboCare Corp.	(GenExosome)
	and Subsidiaries	Biotech Co., Ltd.		and Subsidiaries	Biotech Co., Ltd.
	For the Three Months	For the Three Months		For the Six Months	For the Six Months
	Ended	Ended	Pro Forma	Ended	Ended	Pro Forma
	June 30, 2017	June 30, 2017	Balances	June 30, 2017	June 30, 2017	Balances

REVENUES
Real property rental revenue	$222,254	$—	$222,254	$222,254	$—	$222,254
Consulting services revenue - related parties	152,497	—	152,497	218,783	—	218,783
Total Revenues	374,751	—	374,751	441,037	—	441,037

COSTS AND EXPENSES
Real property operating expenses	161,854	—	161,854	161,854	—	161,854
Consulting services costs - related parties	125,231	—	125,231	224,812	—	224,812
Total Costs and Expenses	287,085	—	287,085	386,666	—	386,666

REAL PROPERTY OPERATING INCOME	60,400	—	60,400	60,400	—	60,400
GROSS PROFIT (LOSS) FROM CONSULTING SERVICES	27,266	—	27,266	(6,029)	—	(6,029)

OTHER OPERATING EXPENSES:
Selling expense	6,279	—	6,279	14,990	—	14,990
Compensation and related benefits	205,473	6,429	211,902	388,400	12,834	401,234
Professional fees	172,705	582	173,287	379,923	582	380,505
Other general and administrative	91,927	3,941	95,868	152,659	5,857	158,516

Total Other Operating Expenses	476,384	10,952	487,336	935,972	19,273	955,245

LOSS FROM OPERATIONS	(388,718)	(10,952)	(399,670)	(881,601)	(19,273)	(900,874)

OTHER INCOME (EXPENSE)
Interest income	210	76	286	1,004	157	1,161
Interest expense	(42,000)	—	(42,000)	(42,000)	—	(42,000)
Foreign currency transaction loss	—	—	—	(57,244)	—	(57,244)

Total Other (Expense) Income, net	(41,790)	76	(41,714)	(98,240)	157	(98,083)

LOSS BEFORE INCOME TAXES	(430,508)	(10,876)	(441,384)	(979,841)	(19,116)	(998,957)

INCOME TAXES	—	—	—	—	—	—

NET LOSS	$(430,508)	$(10,876)	$(441,384)	$(979,841)	$(19,116)	$(998,957)

COMPREHENSIVE LOSS
NET LOSS	(430,508)	(10,876)	(441,384)	(979,841)	(19,116)	(998,957)
OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized foreign currency translation gain (loss)	7,647	1,588	9,235	(32,124)	2,432	(29,692)
COMPREHENSIVE LOSS	$(422,861)	$(9,288)	$(432,149)	$(1,011,965)	$(16,684)	$(1,028,649)

NET LOSS PER COMMON SHARES:
Basic and diluted	$(0.007)		$(0.007)	$(0.015)		$(0.016)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	64,628,622		65,128,622	63,617,572		64,117,572

See accompanying notes to unaudited pro forma condensed combined financial statements.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)/INCOME

	Avalon	Beijing Jieteng
	GloboCare Corp.	(GenExosome)
	and Subsidiaries	Biotech Co., Ltd.
	For the Year	For the Year
	Ended	Ended	Pro Forma
	December 31, 2016	December 31, 2016	Balances

REVENUE
Revenue	$—	$55,417	$55,417
Revenue - related parties	616,446	—	616,446
Total Revenue	616,446	55,417	671,863

COST OF REVENUE
Cost of revenue	—	21,584	21,584
Cost of revenue - related parties	73,066	—	73,066
Total Cost of Revenue	73,066	21,584	94,650

GROSS PROFIT	543,380	33,833	577,213

OPERATING EXPENSES:
Selling expense	6,894	—	6,894
Professional fees	395,780	301	396,081
Other general and administrative	63,773	22,493	86,266

Total Operating Expenses	466,447	22,794	489,241

INCOME FROM OPERATIONS	76,933	11,039	87,972

OTHER INCOME
Interest Income	575	235	810
Grant income	—	30,105	30,105

Total Other Income	575	30,340	30,915

INCOME BEFORE INCOME TAXES	77,508	41,379	118,887

INCOME TAXES	21,927	4,138	26,065

NET INCOME	$55,581	$37,241	$92,822

COMPREHENSIVE (LOSS)/INCOME
NET INCOME	55,581	37,241	92,822
OTHER COMPREHENSIVE LOSS
Unrealized foreign currency translation loss	(94,568)	(6,867)	(101,435)
COMPREHENSIVE (LOSS)/INCOME	$(38,987)	$30,374	$(8,613)

NET INCOME PER COMMON SHARES:
Basic and diluted	$0.001		$0.002

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	51,139,475		51,639,475

See accompanying notes to unaudited pro forma condensed combined financial statements.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMAT CONDENSED COMBINED FINANCIAL STATEMETNS

June 30, 2017

[1] Basis of presentation.

The unaudited pro forma condensed combined financial statements have been prepared in order to present combined financial position and results of operations of Avalon GloboCare Corp. and subsidiaries and Beijing GenExosome as if the acquisition had occurred as of June 30, 2017 for the unaudited pro forma condensed combined balance sheet, to give effect to the acquisition of Beijing GenExosome as if the transaction had taken place at January 1, 2016 for the unaudited pro forma condensed combined statement of operations and comprehensive (loss)/income for the year ended December 31, 2016, and to give effect to the acquisition of Beijing GenExosome as if the transaction had taken place at January 1, 2017 for the unaudited pro forma condensed combined statement of operations and comprehensive loss for the three and six months ended June 30, 2017.

The condensed financial statements of Avalon GloboCare Corp. and subsidiaries as of June 30, 2017, for the three and six months ended June 30, 2017 and for the year ended December 31, 2016 were derived from the financial statements contained on Form 10-Q and 10-K, respectively, as filed with the Securities and Exchange Commission.

The condensed financial statements of Beijing GenExosome as of June 30, 2017, for the three and six months ended June 30, 2017 and for the year ended December 31, 2016 were derived from Beijing GenExosome’s financial statements contained elsewhere in this Form 8-K/A.

The following unaudited pro forma adjustments are incorporated into the unaudited pro forma condensed combined balance sheet as of June 30, 2017, the unaudited pro forma condensed combined statements of operations and comprehensive (loss)/income for the three and six months ended June 30, 2017 and for the year ended December 31, 2016.

[2] The allocation of the purchase price is as follows:

Cash	$90,468
Inventories	350
Prepaid expenses	5,160
Security deposit	738
Property, plant and equipment, net	3,474
Goodwill	393,566
Total assets acquired	493,756
Accrued liabilities and other payables	2,746
Income taxes payable	3,388
Non-controlling interest	37,622
Net assets acquired	$450,000

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[3] Unaudited pro forma adjustment reflects the following transaction:

Intangible assets	1,376,087
Goodwill	393,566
Registered paid-in capital	462,543
Retained earnings	17,457
Statutory reserve	4,064
Due to related party		876,087
Cash		450,000
Due from founders in connection with registered paid-in capital		385,137
Accumulated other comprehensive loss - foreign currency translation adjustment		4,871
Common stock		50
Additional paid-in capital		499,950
Non-controlling interest		37,622

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